Exhibit 99.1
For Immediate Release

Hudson Global Reports 2020 Second Quarter Results

OLD GREENWICH, CT - August 5, 2020 - Hudson Global, Inc. (Nasdaq: HSON), a leading global total talent solutions company, announced today financial results for the second quarter ended June 30, 2020.

2020 Second Quarter Summary

•	Revenue of $24.6 million decreased 7.0% from the second quarter of 2019 (3.0% in constant currency).

•	Adjusted net revenue of $8.9 million decreased 23.4% from the second quarter of 2019 (21.3% in constant currency).

•
Net loss improved to $0.8 million, or $0.27 per basic and diluted share, from a net loss of $0.9 million, or $0.29 per basic and diluted share, for the second quarter of 2019. Adjusted net loss per diluted share (Non-GAAP measure)* was $0.13 versus $0.07 in the second quarter of 2019.

•	Adjusted EBITDA (Non-GAAP measure)* loss was $0.4 million compared to adjusted EBITDA of $0.3 million in the second quarter of 2019.

•	Share count reduced by 16% since December 31, 2018.

•	Total cash including restricted cash was $29.9 million at June 30, 2020.

"Our business in the second quarter of 2020 was impacted by the challenging macroeconomic environment caused by COVID-19," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "Our Asia Pacific region performed the best, growing revenue and adjusted EBITDA versus the prior year. Globally, we have now right-sized the business to better match clients' current needs while retaining the ability to respond quickly as activity rebounds."

Mr. Eberwein continued, "Our top priority during this difficult time continues to be the health and safety of our team and clients. We are pleased with the resilience of our business thus far, which is a testament to the strength of our clients and the flexibility of our team. Our partnerships with our clients have deepened during this challenging time, and we are well positioned to emerge from this crisis as a stronger partner for our clients."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA, EBITDA, and adjusted net loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

Asia Pacific

Asia Pacific revenue of $18.8 million increased 14% while adjusted net revenue of $4.8 million decreased 7% in constant currency in the second quarter of 2020 compared to the same period in 2019. EBITDA was $1.0 million in the second quarter compared to EBITDA of $0.4 million in the same period one year ago, and adjusted EBITDA was $1.0 million compared to adjusted EBITDA of $0.7 million in the second quarter of 2019.

Americas

In the second quarter of 2020, Americas revenue of $2.2 million decreased 44%, while adjusted net revenue of $1.9 million decreased 47% in constant currency from the second quarter of 2019. EBITDA loss was $0.9 million in the second quarter compared to EBITDA of $0.4 million in same period of last year. The region recorded an adjusted EBITDA loss of $0.6 million compared to adjusted EBITDA of $0.6 million a year ago.

Europe

Europe revenue in the second quarter of 2020 declined 27% to $3.5 million, and adjusted net revenue of $2.2 million decreased 14% in constant currency from the second quarter of 2019. EBITDA was $0.3 million in the second quarter of 2020 compared to breakeven EBITDA in the same period of 2019. Adjusted EBITDA was $0.1 million for the second quarter of 2020 compared to adjusted EBITDA of $0.2 million a year ago.

Corporate Costs

In the second quarter of 2020, the Company's corporate costs were $0.8 million compared to $1.2 million in the prior year quarter. Corporate costs in the second quarter of 2020 period excluded non-recurring expenses of $0.1 million compared to $0.7 million in the second quarter of 2019.

Liquidity and Capital Resources

The Company ended the second quarter of 2020 with $29.9 million in cash, including $0.4 million in restricted cash. The Company generated $1.9 million in cash flow from operations during the second quarter of 2020, compared to using $1.5 million of cash flow from operations in the second quarter of 2019.

Share Repurchase Program

The Company has reduced its share count by 16% since December 31, 2018 and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $1.7 million remaining.

COVID-19 Update

As disclosed in previously issued Company press releases as well as in our 2019 Form 10-K and first quarter 2020 Form 10-Q, our business has been adversely impacted by the COVID-19 outbreak and the accompanying economic downturn. This downturn, as well as the uncertainty regarding the duration, spread and intensity of the outbreak, led to an initial reduction in demand for our services in the first and second quarter of 2020. Some of our customers have instituted hiring freezes, while other customers that are more capable of working remotely have been allowed to operate somewhat as usual. The expected timeline for this reduction in demand for our services remains uncertain and difficult to predict considering the rapidly evolving landscape.

The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company is confident that it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:

•	Toll-Fee Dial-In Number: (866) 220-5784

•	International Dial-In Number: (615) 622-8063

•	Conference ID #: 4565667

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to the Company’s large cash balance relative to its market capitalization as a small public company; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$24,573	$26,414	$48,704	$42,601

Operating expenses:
Direct contracting costs and reimbursed expenses	15,643	14,755	29,976	21,546
Salaries and related	8,335	9,729	16,552	18,901
Other selling, general and administrative	1,454	2,701	3,535	4,889
Depreciation and amortization	24	21	48	39
Total operating expenses	25,456	27,206	50,111	45,375
Operating loss	(883)	(792)	(1,407)	(2,774)
Non-operating income (expense):
Interest income, net	40	125	119	438
Other income (expense), net	337	(91)	378	(128)
Loss from continuing operation before provision for income taxes	(506)	(758)	(910)	(2,464)
Provision for income taxes from continuing operations	266	142	373	207
Loss from continuing operations	(772)	(900)	(1,283)	(2,671)
Loss from discontinued operations, net of income taxes	—	—	—	(131)
Net loss	$(772)	$(900)	$(1,283)	$(2,802)
Basic and diluted loss per share:
Loss per share from continuing operations	$(0.27)	$(0.29)	$(0.43)	$(0.84)
Loss per share from discontinued operations	—	—	—	(0.04)
Loss per share	$(0.27)	$(0.29)	$(0.43)	$(0.88)
Weighted-average shares outstanding:
Basic	2,839	3,082	2,952	3,184
Diluted	2,839	3,082	2,952	3,184

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$29,517	$31,190
Accounts receivable, less allowance for doubtful accounts of $155 and $174, respectively	12,300	12,795
Restricted cash, current	154	148
Prepaid and other	1,366	804
Total current assets	43,337	44,937
Property and equipment, net	146	186
Operating lease right-of-use assets	325	401
Deferred tax assets	696	793
Restricted cash	225	380
Other assets	7	7
Total assets	$44,736	$46,704
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$670	$1,064
Accrued expenses and other current liabilities	8,988	8,178
Short-term debt	589	—
Operating lease obligations, current	267	246
Total current liabilities	10,514	9,488
Income tax payable	843	845
Operating lease obligations	63	160
Long-term debt	737	—
Other liabilities	187	177
Total liabilities	12,344	10,670
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,672 and 3,663 shares issued; 2,685 and 2,936 shares outstanding, respectively	4	4
Additional paid-in capital	486,325	486,088
Accumulated deficit	(437,790)	(436,507)
Accumulated other comprehensive loss, net of applicable tax	(822)	(479)
Treasury stock, 987 and 726 shares, respectively, at cost	(15,325)	(13,072)
Total stockholders’ equity	32,392	36,034
Total liabilities and stockholders' equity	$44,736	$46,704

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$18,833	$2,206	$3,534	$—	$24,573
Adjusted net revenue, from external customers (1)	$4,818	$1,893	$2,219	$—	$8,930
Net loss					$(772)
Provision from income taxes					266
Interest income, net					(40)
Depreciation and amortization					24
EBITDA (loss) (2)	$1,025	$(918)	$300	$(929)	(522)
Non-operating expense (income), including corporate administration charges	(86)	23	(209)	(65)	(337)
Stock-based compensation expense (income)	14	(10)	2	87	93
Non-recurring severance and professional fees	—	318	—	81	399
Adjusted EBITDA (loss) (2)	$953	$(587)	$93	$(826)	$(367)

For The Three Months Ended June 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$17,454	$3,982	$4,978	$—	$26,414
Adjusted net revenue, from external customers (1)	$5,420	$3,591	$2,648	$—	$11,659
Net loss					$(900)
Provision for income taxes					142
Interest income, net					(125)
Depreciation and amortization					21
EBITDA (loss) (2)	$362	$428	$31	$(1,683)	(862)
Non-operating expense (income), including corporate administration charges	329	165	111	(514)	91
Stock-based compensation expense	37	10	13	365	425
Non-recurring severance and professional fees	—	—	—	673	673
Adjusted EBITDA (loss) (2)	$728	$603	$155	$(1,159)	$327

(1)	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

(2)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and Non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$35,784	$5,394	$7,526	$—	$48,704
Adjusted net revenue, from external customers (1)	$9,329	$4,753	$4,646	$—	$18,728
Net loss					$(1,283)
Provision from income taxes					373
Interest income, net					(119)
Depreciation and amortization					48
EBITDA (loss) (2)	$1,362	$(978)	$363	$(1,728)	(981)
Non-operating expense (income), including corporate administration charges	104	160	(208)	(434)	(378)
Stock-based compensation expense (income)	38	(4)	4	199	237
Non-recurring severance and professional fees	—	318	—	359	677
Adjusted EBITDA (loss) (2)	$1,504	$(504)	$159	$(1,604)	$(445)

For The Six Months Ended June 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$26,133	$7,122	$9,346	$—	$42,601
Adjusted net revenue, from external customers (1)	$10,010	$6,353	$4,692	$—	$21,055
Net loss					$(2,802)
Loss from discontinued operations, net of income taxes					(131)
Loss from continuing operations					(2,671)
Provision for income taxes					207
Interest income, net					(438)
Depreciation and amortization					39
EBITDA (loss) (2)	$314	$14	$(317)	$(2,874)	(2,863)
Non-operating expense (income), including corporate administration charges	543	288	263	(966)	128
Stock-based compensation expense	58	23	14	514	609
Non-recurring severance and professional fees	—	—	—	939	939
Adjusted EBITDA (loss) (2)	$915	$325	$(40)	$(2,387)	$(1,187)

(1)	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

(2)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and Non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2020	2019
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$18,833	$17,454	$(937)	$16,517
Americas	2,206	3,982	(11)	3,971
Europe	3,534	4,978	(146)	4,832
Total	$24,573	$26,414	$(1,094)	$25,320
Adjusted net revenue (1)
Asia Pacific	$4,818	$5,420	$(249)	$5,171
Americas	1,893	3,591	(5)	3,586
Europe	2,219	2,648	(67)	2,581
Total	$8,930	$11,659	$(321)	$11,338
SG&A:(2)
Asia Pacific	$3,878	$4,695	$(238)	$4,457
Americas	2,790	3,022	(8)	3,014
Europe	2,127	2,509	(75)	2,434
Corporate	994	2,204	(2)	2,202
Total	$9,789	$12,430	$(323)	$12,107
Operating income (loss):
Asia Pacific	$927	$683	$(4)	$679
Americas	(900)	590	—	590
Europe	85	136	11	147
Corporate	(995)	(2,201)	(2)	(2,203)
Total	$(883)	$(792)	$5	$(787)
EBITDA (loss):
Asia Pacific	$1,025	$362	$3	$365
Americas	(918)	428	—	428
Europe	300	31	12	43
Corporate	(929)	(1,683)	1	(1,682)
Total	$(522)	$(862)	$16	$(846)

(1)	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

(2)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET LOSS PER DILUTED SHARE
(unaudited)

	Three Months Ended
	June 30, 2020	June 30, 2019
Net loss per diluted share	$(0.27)	$(0.29)
Add: Non-recurring items per diluted share (after-tax)	0.14	0.22
Adjusted net loss per diluted share (1)	$(0.13)	$(0.07)

(1)
Adjusted net loss per diluted share is a Non-GAAP measure defined as reported net loss per diluted share before items such as non-recurring severance and professional fees after tax that is presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net loss per diluted share should not be considered in isolation or as a substitute for net loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Further, Adjusted net loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.